Exhibit 99.1

Ocean Power Technologies Launches Global 24/7 Service Support Offering

Positions Company for Further Growth in Service Revenues

MONROE TOWNSHIP, NJ, June 17, 2024- Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced it has launched its Global 24/7 Service Support (“Services”). The Company was already servicing its Artificial Intelligence Capable Maritime Domain Awareness Solution, Merrows, in regions such as Latin America and Sub-Saharan Africa. In addition, OPT’s customers have been deploying WAM-Vs Unmanned Surface Vehicles (“USV”) in Asia and the Company anticipates additional deployments of its PowerBuoys and WAM-Vs in the Middle East. The new Services offering gives customers the opportunity for 24/7 support with tiered options to maintain operations around the globe. This new offering creates an additional recurring revenue stream for OPT that is complementary to our existing products

Philipp Stratman, CEO of OPT, expressed his enthusiasm about this Service offering, stating, “Our customers have consistently asked us to propose services to them above and beyond warranties and guarantees. This new Services offering enables our customers to choose from a menu of options and determine the most cost-effective way to operate our PowerBuoys and USVs. It also positions us to add additional recurring revenues to our ongoing growth.”

For additional information about OPT and its services, please visit our website Ocean Power Technologies.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS:

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including success with the Global 24/7 Service Support, the delivery of quality customer services, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com